Exhibit 99.1

1950 Spectrum Circle, Suite 300
Marietta, GA 30067
1-888-502-BLUE
www.BlueLinxCo.com

FOR IMMEDIATE RELEASE

BlueLinx Announces 2019 Third Quarter Financial Results

MARIETTA, Ga., November 5, 2019 - BlueLinx Holdings Inc. (NYSE:BXC), a leading distributor of building and industrial products in the United States, today reported financial results for the fiscal third quarter ended September 28, 2019.

2019 Third Quarter Financial Highlights (all comparisons to prior year period unless otherwise noted)

–	Net sales of $679 million, compared to $860 million

–	Gross margin increased to 13.8%, compared to 10.7%

–	Gross profit of $94 million, up $2 million

–	Net loss of $7.0 million, compared to a net loss of $9.9 million

–	Adjusted EBITDA of $19.0 million, compared to $16.6 million

–	Debt under the term loan and revolving credit facility reduced by $92 million

Management Commentary
Mitch Lewis, President and Chief Executive Officer, stated, “We are pleased that we expanded gross margin again this quarter, both sequentially and on a year-over-year basis. Gross margin was 13.8%, our highest gross margin since the acquisition of Cedar Creek, which led to the increase in gross profit over 2018 and our improved results. Our team is focused on profitable growth through providing our customers and suppliers excellent products and service while continuing our emphasis on operating our business more efficiently.”

Susan O’Farrell, Senior Vice President and Chief Financial Officer, added, “During the third quarter we reduced debt under the term loan and revolving credit facility by $92 million compared to the prior year period. Our excess availability and cash on hand averaged $101 million for the third quarter, continuing to demonstrate our strong liquidity.”

2019 Third Quarter Financial Results Review
The Company reported net sales of $679 million for the third quarter of 2019, compared to $860 million for the prior year period.

The Company recorded gross profit of $94 million during the third quarter, compared to $92 million in the prior year period, with a gross margin of 13.8% compared to 10.7% in the prior year period, which prior year period includes a lower of cost or net realizable value adjustment on inventory of $5 million related to lumber and wood products, and acquisition-related inventory step-up charges of $1 million.

The Company recorded net loss of $7.0 million for the third quarter, compared to a net loss of $9.9 million in the prior year period. Third quarter 2019 includes one-time charges for integration and restructuring costs of $4 million, and charges related to a partial multi-employer pension plan withdrawal of $1 million. The prior year period includes a partial multi-employer pension plan withdrawal of $7 million and acquisition related fees of $5 million, in addition to the lower of cost or net realizable value adjustment and acquisition-related inventory step-up charges noted above.

Adjusted EBITDA, which is a non-GAAP measure, was $19.0 million for the third quarter, compared to $16.6 million in the prior year period.

First Nine Months of 2019 Financial Results Review
The Company reported net sales of $2.0 billion in the first nine months of 2019, compared to $2.2 billion in the prior year period.

The Company recorded gross profit of $274 million during the first nine months of 2019, compared to $251 million in the prior year period, with a gross margin of 13.5% compared to 11.4% in the prior year period, which prior year period includes an acquisition-related inventory step-up charge of $12 million, and a lower of cost or net realizable value adjustment on inventory of $5 million.

The Company recorded a net loss of $7.5 million for the first nine months of 2019, compared to a net loss of $31.9 million in the prior year period. The first nine months of 2019 includes gains from sales of real property of $10 million and one-time charges for acquisition-related integration costs of $11 million, restructuring costs of $3 million, and charges related to a partial multi-employer pension plan withdrawal of $1 million. The prior year period included one-time charges for acquisition related legal, consulting, and professional fees of $19 million, charges associated with share-based compensation of $15 million, $7 million for a partial multi-employer pension plan withdrawal, and $1 million for restructuring charges, in addition to the lower of cost or net realizable value adjustment and acquisition-related inventory step-up charges noted above.

Adjusted EBITDA, which is a non-GAAP measure, was $60.5 million for the nine months of 2019, compared to $61.7 million in the prior year period.

2019 Third Quarter Conference Call with Accompanying Slide Presentation
BlueLinx will host a conference call on November 6, 2019, at 10:00 a.m. Eastern Time, accompanied by a supporting slide presentation.

Participants can access the live conference call via telephone at (877) 873-5864, using Conference ID # 7584665.

Investors can also listen to the live audio of the conference call and view the accompanying slide presentation by visiting the BlueLinx website, www.BlueLinxCo.com, and selecting the conference link on the Investor Relations page. After the conference call has concluded, an archived recording will be available on the BlueLinx website.

Use of Non-GAAP Measures and Supplemental Financial Information
The Company reports its financial results in accordance with GAAP. The Company also believes that presentation of certain non-GAAP measures and GAAP-based and non-GAAP supplemental financial information may be useful to investors and may provide a more complete understanding of the factors and trends affecting the business than using reported GAAP results alone. Any non-GAAP measures used herein are reconciled to their most directly comparable GAAP measures herein or in the financial tables accompanying this news release. The Company cautions that non-GAAP measures and supplemental financial information should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results.

Adjusted EBITDA and Pro forma Adjusted EBITDA

We define Adjusted EBITDA as an amount equal to net income plus interest expense and all interest expense related items, income taxes, depreciation and amortization, and further adjusted for certain non-cash items and other special items, including compensation expense from share-based compensation, one-time charges associated with the legal and professional fees and integration costs related to the Cedar Creek acquisition, and gains on sales of properties including amortization of deferred gains.

We present Adjusted EBITDA because it is a primary measure used by management to evaluate operating performance and, we believe, helps to enhance investors’ overall understanding of the financial performance and cash flows of our business. We believe Adjusted EBITDA is helpful in highlighting operating trends. We also believe that Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties in their evaluation of companies, many of which present an Adjusted EBITDA measure when reporting their results. However, Adjusted EBITDA is not a presentation made in accordance with GAAP, and is not intended to present a superior measure of our financial condition from those measures determined under GAAP. Adjusted EBITDA, as used herein, is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation.

We present Pro-forma Adjusted EBITDA in the financial tables accompanying this news release. Pro-forma Adjusted EBITDA for any period is calculated in the same manner as Adjusted EBITDA, but also combines the historical results of BlueLinx for the three and nine months ended September 29, 2018, with the historical results of Cedar Creek for the three and nine months ended September 29, 2018, giving effect to the Cedar Creek acquisition and related adjustments as if the acquisition occurred on January 1, 2017.

Supplemental Financial Measures

We completed the acquisition of Cedar Creek on April 13, 2018 (the “Closing Date”). As a result, Cedar Creek’s financial results are only included in the combined company’s reported financial results from the Closing Date forward. To supplement these reported results, we have provided GAAP-based and non-GAAP pro forma financial information of the combined company in the financial tables accompanying this news release that includes Cedar Creek’s financial results for the relevant periods prior to the Closing Date. This pro forma information combines the historical results of BlueLinx for the three and nine months ended September 29, 2018, with the historical results of Cedar Creek for the three and nine months ended September 29, 2018, giving effect to the Cedar Creek acquisition and related adjustments as if the acquisition occurred on January 1, 2017.

About BlueLinx Holdings Inc.
BlueLinx (NYSE: BXC) is a leading wholesale distributor of building and industrial products in the United States with over 50,000 branded and private-label SKUs, and a broad distribution footprint servicing 40 states. BlueLinx has a differentiated distribution platform, value-driven business model and extensive cache of products across the building products industry. Headquartered in Marietta, Georgia, BlueLinx has over 2,200 associates and distributes its comprehensive range of structural and specialty products to approximately 15,000 national, regional, and local dealers, as well as specialty distributors, national home centers, industrial, and manufactured housing customers. BlueLinx encourages investors to visit its website, www.BlueLinxCo.com, which is updated regularly with financial and other important information about BlueLinx.

Contacts:
Investors:
Susan O’Farrell, SVP, CFO & Treasurer
BlueLinx Holdings Inc.
(770) 953-7000

Mary Moll, Investor Relations
(866) 671-5138
investor@bluelinxco.com

Forward-looking Statements
This press release contains forward-looking statements. Forward-looking statements include, without limitation, any statement that predicts, forecasts, indicates or implies future results, performance, liquidity levels or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” “will be,” “will likely continue,” “will likely result” or words or phrases of similar meaning. The forward-looking statements in this press release include statements about our focus on and ability to grow market share; and our emphasis on and ability to operate our business more efficiently.

Forward-looking statements are based on estimates and assumptions made by our management that, although believed by us to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties that may cause our business, strategy, or actual results to differ materially from the forward-looking statements. These risks and uncertainties include those discussed under the heading “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 29, 2018, and those discussed in our Quarterly Reports on Form 10-Q and in our periodic reports filed with the Securities and Exchange Commission from time to time. We operate in a changing environment in which new risks can emerge from time to time. It is not possible for management to predict all of these risks, nor can it assess the extent to which any factor, or a combination of factors, may cause our business, strategy, or actual results to differ materially from those contained in forward-looking statements. Factors that may cause these differences include, among other things: our ability to integrate and realize anticipated synergies from acquisitions; loss of material customers, suppliers, or product lines in connection with acquisitions; our indebtedness and its related limitations; sufficiency of cash flows and capital resources; changes in interest rates; fluctuations in commodity prices; adverse housing market conditions; disintermediation by customers and suppliers; changes in prices, supply and/or demand for our products; inventory management; competitive industry pressures; industry consolidation; product shortages; loss of and dependence on key suppliers and manufacturers; new tariffs; our ability to monetize real estate assets; our ability to successfully implement our strategic initiatives; fluctuations in operating results; sale-leaseback transactions and their effects; real estate leases; exposure to product liability claims; changes in our product mix; petroleum prices; information technology security and business interruption risks; litigation and legal proceedings; natural disasters and unexpected events; activities of activist stockholders; labor and union matters; limits on net operating loss carryovers; pension plan assumptions and liabilities; risks related to our internal controls; retention of associates and key personnel; federal, state, local and other regulations, including environmental laws and regulations; and changes in accounting principles. Given these risks and uncertainties, we caution you not to place undue reliance on forward-looking statements. We expressly disclaim any obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

BLUELINX HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Net sales	$678,665	$859,776	$2,023,814	$2,190,215
Cost of sales	584,952	768,021	1,749,889	1,939,484
Gross profit	93,713	91,755	273,925	250,731
Operating expenses:
Selling, general, and administrative	79,881	87,692	228,392	238,655
Gains from sales of property	(38)	—	(9,798)	—
Depreciation and amortization	7,577	8,068	22,408	18,177
Total operating expenses	87,420	95,760	241,002	256,832
Operating income (loss)	6,293	(4,005)	32,923	(6,101)
Non-operating expenses (income):
Interest expense	13,409	13,273	40,527	33,947
Other income, net	(317)	(94)	(212)	(282)
Loss before provision for (benefit from) income taxes	(6,799)	(17,184)	(7,392)	(39,766)
Provision for (benefit from) income taxes	244	(7,288)	69	(7,885)
Net loss	$(7,043)	$(9,896)	$(7,461)	$(31,881)

Basic loss per share	$(0.75)	$(1.07)	$(0.80)	$(3.46)
Diluted loss per share	$(0.75)	$(1.07)	$(0.80)	$(3.46)

BLUELINX HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	September 28, 2019	December 29, 2018
ASSETS
Current assets:
Cash	$12,847	$8,939
Receivables, less allowances of $3,811 and $3,656, respectively	243,905	208,434
Inventories, net	362,389	341,851
Other current assets	42,366	40,629
Total current assets	661,507	599,853
Property and equipment, at cost	321,004	308,398
Accumulated depreciation	(113,740)	(103,285)
Property and equipment, net	207,264	205,113
Operating lease right-of-use assets	53,689	—
Goodwill	47,772	47,772
Intangible assets, net	28,354	35,222
Deferred tax assets	54,784	52,645
Other non-current assets	19,259	19,284
Total assets	$1,072,629	$959,889
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$179,376	$149,188
Accrued compensation	8,780	7,974
Current maturities of long-term debt, net of discount and debt issuance costs of $74 and $64, respectively	1,790	1,736
Finance leases - short-term	8,373	7,555
Real estate deferred gains - short-term	4,448	5,330
Operating lease liabilities - short-term	6,381	—
Other current liabilities	13,835	24,985
Total current liabilities	222,983	196,768
Non-current liabilities:
Long-term debt, net of discount and debt issuance costs of $12,081 and $12,665, respectively	488,097	497,939
Finance leases - long-term	155,258	143,486
Real estate financing obligation	44,725	—
Real estate deferred gains - long-term	82,400	86,011
Operating lease liabilities - long-term	47,418	—
Pension benefit obligation	27,625	26,668
Other non-current liabilities	24,694	23,680
Total liabilities	1,093,200	974,552
Commitments and Contingencies
STOCKHOLDERS' DEFICIT:
Common Stock, $0.01 par value, Authorized - 20,000,000 shares, Issued and Outstanding - 9,364,959 and 9,293,794, respectively	94	92
Additional paid-in capital	260,883	258,596
Accumulated other comprehensive loss	(39,157)	(37,129)
Accumulated stockholders’ deficit	(242,391)	(236,222)
Total stockholders’ deficit	(20,571)	(14,663)
Total liabilities and stockholders’ deficit	$1,072,629	$959,889

BLUELINX HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 28, 2019	September 29, 2018
Net cash used in operating activities	$(54,940)	$(59,293)

Cash flows from investing activities:
Proceeds from sale of assets	13,699	107,972
Acquisition of business, net of cash acquired	—	(353,094)
Property and equipment investments	(3,321)	(1,872)
Net cash provided by (used in) investing activities	10,378	(246,994)

Cash flows from financing activities:
Borrowings on revolving credit facilities	512,379	736,254
Repayments on revolving credit facilities	(490,842)	(503,577)
Borrowings on term loan	—	180,000
Repayments on term loan	(31,899)	(900)
Principal payments on mortgage	—	(97,847)
Proceeds from real estate transactions	44,725	—
Change in outstanding payments	22,348	14,671
Debt issuance costs	(1,588)	(10,470)
Payments on finance lease obligations	(6,445)	(5,890)
Repurchase of shares to satisfy employee tax withholdings	(208)	(3,020)
Net cash provided by financing activities	48,470	309,221

Net change in cash	3,908	2,934
Cash at beginning of period	8,939	4,696
Cash at end of period	$12,847	$7,630

BLUELINX HOLDINGS INC.
SUPPLEMENTARY INFORMATION
(In thousands)
(Unaudited)

Pro Forma Sales, Gross Profit and Net Loss

The following unaudited consolidated pro forma information presents consolidated information as if the Cedar Creek acquisition had occurred on January 1, 2017:

	Pro forma
	Quarter Ended		Nine Months Ended
(In thousands)	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Net sales	$678,665	$859,776	$2,023,814	$2,592,597
Gross Profit	93,713	92,623	273,925	313,321
Net income (loss)	(5,194)	(6,219)	937	(5,455)
The pro forma amounts above have been calculated in accordance with GAAP after applying the Company's accounting policies and adjusting the three and nine months ended September 28, 2019 for $1.8 million and $8.4 million, and the three and nine months ended September 29, 2018 for $3.7 million and $40.3 million, respectively, for transaction related costs, net of tax. Due to the net loss for the three month period ended September 28, 2019, 114,000 incremental shares from share-based compensation arrangements were excluded from the computation of diluted weighted average shares outstanding because their effect would be anti-dilutive. The pro forma amounts do not include any potential synergies, cost savings or other expected benefits of the acquisition, are presented for illustrative purposes only, and are not necessarily indicative of results that would have been achieved had the acquisition occurred as of January 1, 2017, or of future operating performance.

BLUELINX HOLDINGS INC.
RECONCILIATION OF NON-GAAP MEASUREMENTS
(In thousands)
(Unaudited)

The following schedule reconciles net loss to Adjusted EBITDA:

	Quarter Ended		Nine Months Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Net loss	$(7,043)	$(9,896)	$(7,461)	$(31,881)
Adjustments:
Depreciation and amortization	7,577	8,068	22,408	18,177
Interest expense	13,409	13,273	40,527	33,947
Provision for (benefit from) income taxes	244	(7,288)	69	(7,885)
Gain from sales of property	(38)	—	(9,798)	—
Amortization of deferred gain	(1,071)	(1,300)	(2,972)	(3,769)
Share-based compensation expense	1,156	1,708	2,498	14,670
Multi-employer pension withdrawal	954	6,510	954	6,510
Inventory step-up adjustment	—	868	—	11,786
Merger and acquisition costs (1)	2,482	3,825	11,272	19,058
Restructuring, severance, and legal	1,302	844	3,015	1,071
Refinancing related expenses	—	—	—	—
Adjusted EBITDA	$18,972	$16,612	$60,512	$61,684
____________________
(1) Reflects primarily legal, professional and other integration costs related to the Cedar Creek acquisition

The following table reconciles our pro forma net income (loss) to pro forma Adjusted EBITDA:

	Quarter Ended		Nine Months Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Pro forma net income (loss)	$(5,194)	$(6,219)	$937	$(5,455)
Adjustments:
Depreciation and amortization	7,577	8,068	22,408	23,505
Interest expense	13,409	13,273	40,527	39,884
Provision for (benefit from) income taxes	877	(6,272)	2,943	(3,168)
Gain from sales of property	(38)	—	(9,798)	—
Amortization of deferred gain	(1,071)	(1,300)	(2,972)	(3,769)
Share-based compensation expense	1,156	1,708	2,498	14,670
Multi-employer pension withdrawal	954	6,510	954	6,510
Inventory step-up adjustment	—	—	—	—
Merger and acquisition costs (1)	—	—	—	—
Restructuring, severance, and legal	1,302	844	3,015	1,071
Pro forma adjusted EBITDA	$18,972	$16,612	$60,512	$73,248